UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2004

LEXAR MEDIA, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31103	33-0723123
(Commission File Number)	(IRS Employer Identification No.)

47300 Bayside Parkway, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 413-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2005, the Compensation Committee of the Board of Directors of Lexar Media, Inc. (“Lexar”) approved the payment of a one-time discretionary cash bonus of $100,000 to be paid to Eric Whitaker, Lexar’s Executive Vice President and General Counsel, in recognition of Mr. Whitaker’s recent job performance.

On March 11, 2005, the Compensation Committee approved the payment to Mr. Whitaker of a cash bonus of $75,000 for Mr. Whitaker’s performance in 2004 pursuant to his employment agreement.

On October 26, 2004, the Compensation Committee approved the payment of a discretionary cash bonus of $40,000 to Brian McGee, Lexar’s Chief Financial Officer, after considering Mr. McGee’s individual performance and contribution to Lexar’s attainment of strategic business objectives and certain financial objectives.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2005, John A. Rollwagen informed Lexar that he would be resigning from its Board of Directors effective June 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXAR MEDIA, INC.

Date: April 15, 2005	By:	/s/ Brian T. McGee
Brian T. McGee
Chief Financial Officer and Vice President, Finance

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